Exhibit 99.2

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Second Quarter Ended
(Unaudited, amounts in thousands, except per share data)	10/26/13	10/27/12
Sales	$366,403	$322,341
Cost of sales	242,643	222,032
Gross profit	123,760	100,309
Selling, general and administrative expense	98,342	89,746
Operating income	25,418	10,563
Interest expense	133	191
Interest income	176	116
Other income (expense), net	(279)	212
Income before income taxes	25,182	10,700
Income tax expense	8,165	3,868
Net income	17,017	6,832
Net income attributable to noncontrolling interests	(273)	(213)
Net income attributable to La-Z-Boy Incorporated	$16,744	$6,619

Basic weighted average shares outstanding	52,537	52,356
Basic net income attributable to La-Z-Boy Incorporated per share	$0.32	$0.13

Diluted weighted average shares outstanding	53,261	53,268
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.31	$0.12

Dividends declared per share	$0.04	—

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF INCOME

	Six Months Ended
(Unaudited, amounts in thousands, except per share data)	10/26/13	10/27/12
Sales	$685,316	$623,842
Cost of sales	458,270	433,921
Gross profit	227,046	189,921
Selling, general and administrative expense	186,806	171,732
Operating income	40,240	18,189
Interest expense	269	364
Interest income	356	237
Other income, net	257	91
Income before income taxes	40,584	18,153
Income tax expense	13,632	6,626
Net income	26,952	11,527
Net income attributable to noncontrolling interests	(618)	(510)
Net income attributable to La-Z-Boy Incorporated	$26,334	$11,017

Basic average shares	52,440	52,274
Basic net income attributable to La-Z-Boy Incorporated per share	$0.50	$0.21

Diluted average shares	53,176	53,169
Diluted net income attributable to La-Z-Boy Incorporated per share	$0.49	$0.20

Dividends declared per share	$0.08	—

LA-Z-BOY INCORPORATED
CONSOLIDATED BALANCE SHEET

(Unaudited, amounts in thousands)	10/26/13	4/27/13
Current assets
Cash and equivalents	$136,245	$131,085
Restricted cash	12,566	12,686
Receivables, net of allowance of $13,764 at 10/26/13 and $21,607 at 4/27/13	159,509	160,005
Inventories, net	158,582	146,343
Deferred income taxes – current	18,317	20,640
Other current assets	31,778	30,121
Total current assets	516,997	500,880
Property, plant and equipment, net	121,924	118,060
Goodwill	12,837	12,837
Other intangible assets	5,627	4,838
Deferred income taxes – long-term	32,423	30,572
Other long-term assets, net	59,692	53,184
Total assets	$749,500	$720,371

Current liabilities
Current portion of long-term debt	$7,604	$513
Accounts payable	56,463	50,542
Accrued expenses and other current liabilities	97,193	99,108
Total current liabilities	161,260	150,163
Long-term debt	486	7,576
Other long-term liabilities	77,420	70,664
Contingencies and commitments	—	—
Shareholders’ equity
Preferred shares – 5,000 authorized; none issued	—	—
Common shares, $1 par value – 150,000 authorized; 52,567 outstanding at 10/26/13 and 52,392 outstanding at 4/27/13	52,567	52,392
Capital in excess of par value	252,127	241,888
Retained earnings	233,210	226,044
Accumulated other comprehensive loss	(34,977)	(35,496)
Total La-Z-Boy Incorporated shareholders' equity	502,927	484,828
Noncontrolling interests	7,407	7,140
Total equity	510,334	491,968
Total liabilities and equity	$749,500	$720,371

LA-Z-BOY INCORPORATED
CONSOLIDATED STATEMENT OF CASH FLOWS

	Six Months Ended
(Unaudited, amounts in thousands)	10/26/13	10/27/12
Cash flows from operating activities
Net income	$26,952	$11,527
Adjustments to reconcile net income to cash provided by (used for) operating activities
Deferred income tax benefit	(391)	(457)
Restructuring	(54)	2,686
Provision for doubtful accounts	(1,994)	654
Depreciation and amortization	11,661	11,239
Stock-based compensation expense	5,671	6,959
Pension plan contributions	—	(2,320)
Change in receivables	1,298	11,689
Change in inventories	(10,561)	(22,290)
Change in other assets	(1,920)	(6,043)
Change in payables	3,772	(4,619)
Change in other liabilities	(2,021)	(11,484)
Net cash provided by (used for) operating activities	32,413	(2,459)

Cash flows from investing activities
Proceeds from disposal of assets	2,241	985
Capital expenditures	(14,323)	(11,637)
Purchases of investments	(23,180)	(31,514)
Proceeds from sales of investments	18,196	5,684
Acquisitions, net of cash acquired	—	(15,863)
Change in restricted cash	120	(6,931)
Net cash used for investing activities	(16,946)	(59,276)

Cash flows from financing activities
Payments on debt	(263)	(2,255)
Stock issued for stock and employee benefit plans	2,983	1,236
Excess tax benefit on stock option exercises	5,228	1,025
Purchases of common stock	(13,681)	(4,012)
Dividends paid	(4,214)	—
Net cash used for financing activities	(9,947)	(4,006)

Effect of exchange rate changes on cash and equivalents	(360)	(21)
Change in cash and equivalents	5,160	(65,762)
Cash and equivalents at beginning of period	131,085	152,370
Cash and equivalents at end of period	$136,245	$86,608

LA-Z-BOY INCORPORATED
SEGMENT INFORMATION

	Second Quarter Ended		Six Months Ended
(Unaudited, amounts in thousands)	10/26/13	10/27/12	10/26/13	10/27/12
Sales
Upholstery segment:
Sales to external customers	$261,317	$228,487	$485,669	$438,850
Intersegment sales	34,881	30,975	65,403	58,779
Upholstery segment sales	296,198	259,462	551,072	497,629
Casegoods segment:
Sales to external customers	31,190	32,028	58,466	65,345
Intersegment sales	2,742	2,500	4,902	3,792
Casegoods segment sales	33,932	34,528	63,368	69,137

Retail segment sales	73,359	61,198	139,633	118,317
Corporate and Other	537	628	1,548	1,330
Eliminations	(37,623)	(33,475)	(70,305)	(62,571)
Consolidated sales	$366,403	$322,341	$685,316	$623,842

Operating Income (Loss)
Upholstery segment	$32,525	$21,790	$54,762	$37,368
Casegoods segment	645	902	1,202	2,181
Retail segment	3,251	(575)	5,177	(2,563)
Restructuring	142	(2,654)	55	(2,686)
Corporate and Other	(11,145)	(8,900)	(20,956)	(16,111)
Consolidated operating income	$25,418	$10,563	$40,240	$18,189